Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

Wallbox N.V.

Barcelona, Spain

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statements (From S-8, No. 333-263795)
2.
Registration Statements (From F-3, No. 333-268347. No. 333-268792, No.333-271116. No.333-273323, No. 333-276491 and No.333- 281952)

of our report dated May 06, 2025 with respect to the consolidated financial statements of Wallbox N.V. included in this Annual Report (Form 20-F) of Wallbox N.V. for the year ended December 31, 2024.

Ernst & Young, S.L.

Barcelona,

May 6, 2025